Exhibit 10.19


THIS INSTRUMENT IS SUBORDINATE TO CERTAIN SENIOR OBLIGATIONS OF THE MAKER TO BANK ONE INDIANA, NATIONAL ASSOCIATION AND SUBJECT TO A SUBORDINATION AGREEMENT EXECUTED BY THE HOLDER IN FAVOR OF BANK ONE INDIANA, NATIONAL ASSOCIATION,

                      SUBORDINATED SECURED PROMISSORY NOTE

$1,750,000.00                                                 December 29, 2000

     FOR VALUE RECEIVED, on or before December 28, 2005, the undersigned, USRR Acquisition Corp., an Indiana corporation ("Maker"), having its executive office and principal place of business at 2000 Rubberway Road, Vicksburg, Mississippi 39182, hereby promises to pay to SerVaas, Inc. an Indiana corporation ("Holder") the principal sum of One Million Seven Hundred Fifty Thousand and no/l00 Dollars ($1,750,000.00) and to pay interest thereon as set forth herein.

     This Subordinated Secured Promissory Note ("this Note") is given by Maker as part of the purchase money consideration paid for the purchase of Holder's shares in U.S. Rubber Reclaiming, Inc., as more fully set forth in that certain Stock Purchase Agreement of this date, with Maker as "Buyer" and Holder as "Seller," and Maker acknowledges the receipt, adequacy and sufficiency of the consideration given for this Note. Repayment of this Note is secured by a Stock Pledge Agreement given by Obsidian Capital Partners, LP ("OCP"), Maker's sole shareholder, as is more fully set forth below.

1.   Payment of Principal and Interest.

     1.1 From the date of this Note until maturity, Holder shall make monthly payments of interest on the outstanding principal balance. The principal balance of this Note outstanding from time to time, and all interest accrued thereon, shall bear interest at a rate per annum equal to fourteen percent (14%) from the date of this Note until March 31, 2001 and at a rate of twenty percent (20%) thereafter through the Maturity Date ("Interest Rate").

     1.2 Interest shall be first due and payable on February 1, 2001 and on the first day of each month thereafter.

     1.3 The outstanding principal balance of this Note, together with all then accrued and unpaid interest, shall be due and payable in full on the Maturity Date.

     1.4 If the date for the payment of any amount payable under this Note falls due on a Saturday, Sunday or public holiday under the laws of the United States of America or the State of Indiana, the time for payment of such amount shall be extended to the next succeeding business day and interest at the Interest Rate shall continue to accrue on any principal amount so effected until the payment thereof on such extended due date.

     1.5 All payments hereunder shall be paid ,in immediately available United States funds, without setoff or counterclaim, to Holder at 1000 Waterway Boulevard, Indianapolis, IN 46202, or to such other location as Holder may direct in writing.

     1.6 If any installment of interest due under this Note prior to maturity is not paid in full when due, then the Maker may assess a late payment fee in an amount equal to the greater of $25.00 per day or five percent (5%) of the amount past due up to a maximum of $1,500.00 per late charge. The failure of Holder to assess a late payment fee shall not be construed as a waiver by Holder of its right to assess late payment fees thereafter.

     1.7 If any payment applied by Holder to this Note is subsequently set aside, recovered, rescinded or otherwise required to be returned by Holder for any reason (pursuant to bankruptcy proceedings, fraudulent conveyance statutes, or otherwise), this Note shall be deemed to have continued in existence, notwithstanding the application, and this Note shall be enforceable as to the amount of such payment as fully as if Holder had not received and applied the payment.

2. Prepayment. Maker may, at any time and from time to time, prepay all or any part of the principal amount of this Note then outstanding, together with all accrued interest owing with respect to such prepaid amount, without premium or penalty, and provided further that all such prepayments shall first be applied to any accrued interest owing and outstanding and then to the principal outstanding.

3. Subordination. Maker covenants and agrees, and Holder, by its acceptance hereof, covenants and agrees for itself, its successors and assigns, that the indebtedness evidenced by this Note is subordinate in right of payment and action to all obligations of Maker to certain Senior Obligations of Maker to Bank One Indiana, National Association, to the extent and in the manner set forth in that certain Subordination Agreement of even date herewith, as same may be amended from time to time (the "Subordination Agreement").

4. Events of Default. The occurrence of any of the following events shall constitute an "Event of Default" hereunder:

     4.1 Maker fails to pay any installment of interest or principal on this Note when due, or defaults in other commitments or obligations of Maker to Holder, as and when the same becomes due and payable, and said default is not cured within three (3) business days after receipt of written notice from Holder to Maker to cure such default.

     4.2. OCP's default in the observance or performance of any covenant, condition or agreement on its part to be observed or performed under the Stock Pledge Agreement and the continuance of such default for a period of three (3) business days after written notice thereof from Holder to OCP.

5. Remedies Upon an Event of Default. Subject to the terms and conditions of the Subordination Agreement, upon the occurrence and during the continuation of an Event of Default, Holder shall have the right to declare in a writing delivered to Maker in accordance that the principal of and accrued unpaid interest on this Note shall be immediately due and payable to Holder without presentment, demand, protest, notice of protest, notice of nonpayment, dishonor or other notice of any kind, all of which are hereby expressly waived.

6. Suits for Enforcement and Remedies. Subject to the terms and conditions of the Subordination Agreement, if any one or more Events of Default shall occur and be continuing, Holder may proceed to (a) protect and enforce Holder's rights either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, condition or agreement contained in this Note or in any agreement or document referred to herein or in aid of the exercise of any power granted in this Note or in any agreement or document referred to herein, (b) enforce the payment of this Note, (c) proceed to exercise the rights granted to it pursuant to the Stock Pledge Agreement, or (d) enforce any other legal or equitable right available to it. Maker shall pay all of Holder's costs, including attorney's fees, incurred in collecting any payment due under this Note.

7. Security for Note. Maker's obligations hereunder are secured by a certain Stock Pledge Agreement of even date herewith, between Holder and Obsidian Capital Partners, L. P., an Indiana limited partnership ("OCP") wherein OCP has pledged to Holder all of the capital stock of Maker owned by OCP to secure Maker's obligations hereunder until such time as the Note is paid in frill.

8. Waivers. Maker waives demand, presentment, notice of dishonor and protest and consents to any extension or postponement of the time for payment and any renewal of this Note or indulgences granted by Holder with respect to enforcement of its terms. Maker hereby waives all rights under any statute of limitations and any other formality in connection with this Note. No delay on the part of Holder in the exercise of any right or remedy shall operate as a waiver. No single or partial exercise by Holder of any right or remedy shall preclude any other future exercise of that right or remedy or the exercise of any other right or remedy. Acceptance of partial or late payments owing on this Note at all times shall not be deemed a waiver of any default. All amounts payable under this Note shall be payable without relief from valuation and appraisement laws.

9.   Miscellaneous.

     9.1. All notices required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when personally delivered or sent by registered or certified mail (return receipt requested, postage prepaid), facsimile transmission or overnight courier to the address of the intended recipient as set forth in the preamble of this Note or at such other address as the intended recipient shall have hereafter given to the other party hereto pursuant to the provisions of this Note.

     9.2 The person signing this Note on behalf of the Maker warrants to Holder that he is duly and properly authorized to execute this Note.

     9.3 If any provision hereof shall be declared invalid or illegal, it shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of the provision or the remaining provisions of this Note.

     9.4 This Note and the obligations of Maker and the rights of Holder shall be governed by and construed in accordance with the laws of the State of Indiana without regard to principles of conflict of laws.

This Note is executed and delivered to Maker at Indianapolis, Indiana.

USRR Acquisition Corp.
"Maker"


By:      _________________________
         Christopher Caniff, Secretary